                                                                    EXHIBIT 10.8

             STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET

1.   BASIC PROVISIONS ("BASIC PROVISIONS").

     1.1 PARTIES: This Lease ("LEASE"), dated for reference purposes only July 5, 2000, is made by and between PAS TRUST ("LESSOR") and VIANT CORPORATION, a Delaware corporation ("LESSEE"), (collectively the "Parties", or individually a "PARTY").

     1.2(a) PREMISES: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under located in the City of Culver City, County of Los Angeles, State of California, with zip code 90232, as outlined on Exhibit A attached hereto ("PREMISES") and, generally described as (describe briefly the nature of the Premises): approximately 50,220 square feet in a location indicated on Exhibit A attached hereto, which is a portion of the entire approximately 71,220 square foot Building. In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the building containing the Premises ("BUILDING") or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Project." (See also Paragraph 2)

     1.2(b) PARKING: -0- unreserved vehicle parking spaces ("UNRESERVED PARKING SPACES"); and one hundred forty (140) reserved vehicle parking spaces ("RESERVED PARKING SPACES"). (See also Paragraph 2.6 and Paragraph 54 of Addendum No. 1.)

     1.3 TERM: Eight (8) years and -0- months ("ORIGINAL TERM") commencing on the earlier of November 1, 2000 or when Lessee takes occupancy of any portion of the Premises for the conduct of its business. Should there not be "Substantial Completion" (as defined in EXHIBIT C of all "Shell and Core Work" (as defined in EXHIBIT C) by November 1, 2000 and Lessee has not taken occupancy of any portion of the Premises for the conduct of its business by then, then the Commencement Date shall be postponed until such time as there is Substantial Completion of all the Shell and Core Work (provided Lessee does not earlier take occupancy of any portion of the Premises), unless the reason for the delay is due to "Tenant Delay" (as defined in EXHIBIT C), in which event the Commencement Date shall occur on the date that there would have been Substantial Completion of the Shell and Core Work but for the Tenant Delay ("COMMENCEMENT DATE") and ending "eight
(8) years from the Commencement Date. ("EXPIRATION DATE"). (See also Paragraph
3)

     1.4 EARLY POSSESSION: See Page 2A. ("EARLY POSSESSION DATE"). (See also Paragraphs 3.2 and 3.3)

     1.5    BASE RENT: $93,409 per month ("BASE RENT"), payable on the first
(1st) day of each month commencing on the Commencement Date. (See also Paragraph
4)

/X/ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

     1.6 LESSEE'S SHARE OF COMMON AREA OPERATING EXPENSES: Seventy and one-half percent (70.5%) ("LESSEE'S SHARE").

     1.7    BASE RENT AND OTHER MONIES PAID UPON EXECUTION:

            (a) BASE RENT: $93,409 for the period first (1st) month of the Original Term.

            (b) COMMON AREA OPERATING EXPENSES: See Addendum No. 1. for the period See Addendum No. 1.

            (c) SECURITY DEPOSIT: $230,000 cash plus $1,630,000 letter of credit ("Security Deposit"). (See also Paragraph 5 and Paragraph 51 of Addendum No. 1.)

            (d)  OTHER: $ N /A for N/A

            (e) TOTAL DUE UPON EXECUTION OF THIS LEASE: $323,409 cash plus $1,630,000 letter of credit.

     1.8 AGREED USE: general office and production use for a media or internet related company. (See also Paragraph 6)

     1.9    INSURING PARTY. Lessor is the "INSURING PARTY" (See also Paragraph
8)

     1.10   REAL ESTATE BROKERS: (See also Paragraph 15)

            (a) REPRESENTATION: The following real estate brokers (the "BROKERS") and brokerage relationships exist in this transaction (check applicable boxes):

/X/ First Property Realty Corporation represents Lessor exclusively ("LESSOR'S BROKER");

/X/  Travers Realty represents Lessee exclusively ("LESSEE'S BROKER"); or

            (b) PAYMENT TO BROKERS: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement.

     1.11 GUARANTOR. The obligations of the Lessee under this Lease are to be guaranteed by N/A ("GUARANTOR"). (See also Paragraph 37)

     1.12 ADDENDA AND EXHIBITS. Attached hereto is an Addendum or Addenda consisting of Paragraphs 50 through 63 and Exhibits A through C, all of which constitute a part of this Lease.

2.   PREMISES.

     2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revisions, whether or not the actual size is more or less.

     2.2 CONDITION. Lessor shall deliver that portion of the Premises contained within the Building ("UNIT") to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("START DATE"), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, if any, and any all other such elements in the Units, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor's expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and, (ii) 30 days as to the remaining systems and other elements of the Unit. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee's sole cost and expense (except for the repairs to the tire sprinkler systems, root, foundations, and/or bearing walls - see Paragraph 7).

     2.3 COMPLIANCE. Lessor warrants that the improvements on the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Start Date ("APPLICABLE REQUIREMENTS"). Said warranty does not apply to the use to which Lessee will put the premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within forty-five
(45) days following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this lease the construction of an addition to or an alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building ("CAPITAL EXPENDITURE"), Lessor and Lessee shall allocate the cost of such work as follows:

            (a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

            (b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for the portion of such costs reasonably attributable to the premises pursuant to the formula set out in Paragraph 7.1(d); provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and falls to lender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis. Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

            (c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

     2.4 ACKNOWLEDGEMENTS. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee's intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither lessor, Lessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises: or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

     2.5    [DELETED]

     2.6 VEHICLE PARKING. See Paragraph 54 of Addendum No. 1. Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles." Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph
2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor.

            (a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for Lessee's use.

            (b) Lessee shall not service or store any vehicles in the Common Areas.

            (c) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

     2.7 COMMON AREAS - DEFINITION. The term "COMMON AREAS" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

     2.8 COMMON AREAS - LESSEE'S RIGHTS. Lessor grants to lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and pr privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

     2.9 COMMON AREAS - RULES AND REGULATIONS. Lessor or such other persons) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations ("RULES AND REGULATIONS") for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Protect and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with, said Rules and Regulations by other tenants of the Project. See Exhibit "B" attached hereto and made a part hereof.

     2.10 COMMON AREA - CHANGES. Provided Lessee's use of and access to or enjoyment of the Common Areas are not materially adversely affected, Lessor shall have the right, in Lessor's sole discretion, from time to time.

            (a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

            (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

            (c) To designate other land outside the boundaries of the Project to be part of the Common Areas;

            (d)  To add additional buildings and improvements to the Common
Areas;

            (e) To use the Common Areas while engaged in making additional improvement, repairs or alternations to the Project, or any portion thereof; and

            (f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.   TERM.

     3.1 TERM. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 EARLY POSSESSION. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee's Share of Common Area Operating Expenses. Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date. Notwithstanding the foregoing, and notwithstanding the provisions of Paragraph 1.4 of the Lease, Lessee shall be granted access to the "Premises" to construct its "Tenant Improvements" (as such term is defined in Paragraph 3.1 of Exhibit C) on August 1, 2000 with no duty on the part of Lessee to pay Base Rent, and Lessee shall reasonably cooperate with Lessor in order to minimize any delays in the substantial completion of Lessor's "Shell and Core Work" (as such term is defined in Paragraph 3.3 of Exhibit C). Lessee shall be responsible for payment of all utilities during the period of construction of its "Tenant Improvements" (as such term is defined in Paragraph 3.1 of Exhibit C. Lessor shall be entitled to access to the Premises to construct its Shell and Core Work, and Lessor shall responsibly cooperate with Lessee in order to minimize any delays in the substantial completion of the Lessee's "Tenant Improvements" (as such term defined in Paragraph 3.1 of EXHIBIT C).

     3.3 DELAY IN POSSESSION. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee's right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession of the Premises is not delivered within 4 months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

     3.4 LESSEE COMPLIANCE. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.   RENT.

     4.1 RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent").

     4.2 COMMON AREA OPERATING EXPENSES. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent. Lessee's Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

            (a) "COMMON AREA OPERATING EXPENSES" are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Project, including, but not limited to, the following: See paragraph 56 of Addendum No. 1.

                 (i) The operation, repair and maintenance, in neat, clean, good order and condition of the following:

                 (aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

                 (bb)    Exterior signs and any tenant directories.

                 (cc)    Any fire detection and/or sprinkler systems.

                 (ii) The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

                 (iii) Trash disposal, pest control services, property management, security services, and the costs of any environmental inspections; provided, however, that the property management fee payable by Lessee shall be Lessee's Share (ie. 70.5%) of: $2,500 per month during the first (1st) and second (2nd) years of the Original Term; $2,750 per month during the third (3rd) and fourth (4th) years of the Original Term; $3,000 per month during the fifth
(5th) and sixth (6th) years of the Original Term; and $3,250 per month during the seventh (7th) and eighth (8th) years of the Original Term.

                 (iv)    [DELETED]

                 (v)     Real Property Taxes (as defined in Paragraph 10).

                 (vi) The cost of the premiums for the insurance maintained by Lessor pursuant to Paragraph 8, excluding earthquake insurance.

                 (vii) Any deductible portion of an insured loss concerning the Building or the Common Areas.

                 (viii) The cost of any Capital Expenditure to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such Capital Expenditure over a 12 year period and Lessee shall not be required to pay more than Lessee's Share of 1/144th of the cost of such Capital Expenditure in any given month.

                 (ix) Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

            (b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit. Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

            (c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same. Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

            (d) Lessee's Share of Common Area Operating Expenses shall be payable by Lessee within 10 days after a reasonably detailed statement of actual expenses is presented to Lessee. At Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12 month period of the Lease term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within 60 days after the expiration of each calendar year a reasonably detailed statement showing Lessee's Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee's payments under this Paragraph 4.2(d) during the preceding year exceed Lessee's Share as indicated on such statement, Lessor shall credit the amount of such over-payment against Lessee's Share of Common Area Operating Expenses next becoming due, but if the Original Term and any Option Period shall have expired, then Lessor shall refund such over-payment directly to Lessee. If Lessee's payments under this Paragraph 4.2(d) during the preceding year were less than Lessee's Share as indicated on such statement, Lessee shall pay to Lessor the amount of the deficiency within 10 -lays after delivery by Lessor to Lessee of the statement.

     4.3 PAYMENT. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any late charges which may be due.

     5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. if Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security

Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor's reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. See Paragraph 51 of Addendum No. 1.

6.   USE.

     6.1 USE. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use of permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent. Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in the Agreed.

     6.2    HAZARDOUS SUBSTANCES.

            (a) REPORTABLE USES REQUIRE CONSENT. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

            (b) DUTY TO INFORM LESSOR. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

            (c) LESSEE REMEDIATION. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any, contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

            (d) LESSEE INDEMNIFICATION. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

            (e) LESSOR INDEMNIFICATION. Except as is disclosed to Lessee in the last sentence of this paragraph, Lessor represents and warrants to Lessee that as of the date hereof, Lessor has no actual knowledge of the presence of Hazardous Substances at the Premises, and that Lessor has not received any written notice of non-compliance with governmental regulations from any governmental authority with respect to Hazardous Substances. Lessor shall indemnify, protect, defend and hold Lessee and Lessee's officers, directors, shareholders, employees, agents and sublessees harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and reasonable attorneys' and consultants' fees arising out of or involving: (i) any breach by Lessor of the foregoing representation and warranty; and/or (ii) any Hazardous Substances now existing or brought onto the Premises by or for Lessor or by anyone under Lessor's control, except with respect to the lead referenced in the last sentence of this paragraph. Lessee understands and acknowledges that Lessor has disclosed to Lessee that certain steel columns in the Premises contain lead, and that Lessor at Lessor's expense shall encapsulate the lead by painting the columns. Should Lessee desire that the lead be encapsulated by a method other than painting, which method does not violate Applicable Requirements and protects the health and safety of persons in the Premises, Lessee shall bear the cost of such alternative method.

            (f) INVESTIGATIONS AND REMEDIATIONS. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result of Lessee's use (including "Alterations", as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

            (g) LESSOR TERMINATION OPTION. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the dale specified in Lessor's notice of termination.

     6.3 LESSEE'S COMPLIANCE WITH APPLICABLE REQUIREMENTS. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

     6.4 INSPECTION; COMPLIANCE. Lessor and Lessor's "Lender" (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, on reasonable advance notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination and such violation or contamination was caused by Lessee or Lessee's employees, agents or invitees.

7.   MAINTENANCE; REPAIRS, UTILITY INSTALLATIONS; TRADE FIXTURES AND
     ALTERATIONS.

     7.1    LESSEE'S OBLIGATIONS. See Paragraph 53 of Addendum No. 1.

            (a) IN GENERAL. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), Lessee shall, at Lessee's sole expense keep the Premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below, Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

            (b) SERVICE CONTRACTS. Lessee shall, at Lessee's sole expense, procure and maintain contracts specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (t) HVAC equipment, (ii) boiler and pressure vessels. (lit) clarifiers, and (iv) any other equipment, if reasonably required by Lessor. However. Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof, except to the extent that the amounts charged by Lessor to Losses exceed the generally prevailing costs of such service contracts.

            (c) FAILURE TO PERFORM. If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the premises after 10 days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly reimburse Lessor for the cost thereof.

            (d) REPLACEMENT. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 6.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (i.e. 1/144th of the cost per month). Lessee shall pay interest on the unamortized balance at a rate that is commercially reasonable in the judgment of Lessor's accountants. Lessee may, however, prepay its obligation at any time.

     7.2 LESSOR'S OBLIGATIONS. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use),
7.1 (Lessee's Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease. Lessee shall be responsible for the repair or replacement of the foregoing to the extent not covered by Lessor's insurance, if the need for the repair or replacement is due to damage caused by Losses or Lessee's employees, agents or invitees. Lessor shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls and exterior roof, without reimbursement from Lessee, unless the need for repair or replacement is caused by acts or omissions of Lessee or its employees, agents or invitees.

     7.3    UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS.

            (a) DEFINITIONS. The term "UTILITY INSTALLATIONS" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "TRADE FIXTURES" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises and are not in any way paid for by Lessee from the T.I. Allowance, as that term is defined in Paragraph 3.1 of Exhibit "C" to this Lease. The term "ALTERATIONS" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "LESSEE OWNED ALTERATIONS AND/OR UTILITY INSTALLATIONS" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

            (b) CONSENT. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the Interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing wails, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month's Base Rent in the aggregate or a sum equal to one month's Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (1) acquiring all applicable governmental permits, (it) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month's Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

            (c) INDEMNIFICATION. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialman's lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand. then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

     7.4    OWNERSHIP; REMOVAL; SURRENDER; AND RESTORATION.

            (a) OWNERSHIP. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

            (b) REMOVAL. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Iterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part o any Lessee Owned Alterations or Utility Installations made without the required consent. Notwithstanding the foregoing, however, with respect to all alterations and improvements to the Premises desired by Lessee and consented to in writing by Lessor, Lessor shall not have the right to require Lessee to remove them at Lease expiration unless Lessor reserves such right at the time Lessor consents to the installation of such alterations or improvements (and provided that Lessee has indicated in its written request for consent that Lessor must reserve such removal right or else Lessor's removal right shall be deemed waived). Under no circumstances shall Lessee have the right to remove from the Premises at any time any improvements, Alterations or Utility Installations now or hereafter existing in the Premises, nor any Trade Fixtures that have been attached to the Premises in any manner, regardless of the method of attachment to the Premises, and all of such improvements, Alterations, Utility. Installations and attached Trade Fixtures (including without limitation cabinets, desks, workstations, decorative lighting fixtures and other built-in furniture or fixtures that are bolted, screwed, glued or otherwise attached to floors or interior or exterior walls or other portions of the Premises) shall be surrendered to Lessor at the expiration or earlier termination of the Lease in their original condition, ordinary wear and tear excepted. Notwithstanding the foregoing to the contrary, however, Lessee shall have the right to remove from the Premises any Trade Fixtures paid for by Lessee without using the T.I. Allowance, so long as Lessee at Lessee's expense repairs my damage to the Premises caused as a result thereby.

            (c) SURRENDER; RESTORATION. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all )f the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any thin: party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.   INSURANCE; INDEMNITY.

     8.1 PAYMENT OF PREMIUMS. The cost of the premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), shall be a Common Area Operating Expense. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall coincide with the corresponding Start Date or Expiration Date.

     8.2    LIABILITY INSURANCE.

            (a) CARRIED BY LESSEE. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an annual aggregate of not less than $5,000,000, are "Additional Insured-Managers or Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

            (b) CARRIED BY LESSOR. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to, be maintained by Lessee. Lessee shall not be named as an additional insured therein.

     8.3    PROPERTY INSURANCE - BUILDING, IMPROVEMENTS AND RENTAL VALUE.

            (a) BUILDING AND IMPROVEMENTS. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4 (but Lessor shall insure at Lessee's expense the value of the Tenant Improvements paid for with the T.I. Allowance). If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence.

            (b) RENTAL VALUE. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days ("Rental Value Insurance"). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

            (c) ADJACENT PREMISES. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises, other than me permitted in Paragraph 1.8 above.

            (d) LESSEE'S IMPROVEMENTS. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

     8.4    LESSEE'S PROPERTY; BUSINESS INTERRUPTION INSURANCE.

            (a) PROPERTY DAMAGE. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

            (b) BUSINESS INTERRUPTION. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

            (c) NO REPRESENTATION OF ADEQUATE COVERAGE. Lessor makes no representation that the limits or fortes of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

     8.5 INSURANCE POLICIES. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "GENERAL POLICYHOLDERS RATING" of at least A B+, V, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such Insurance or certificates evidencing the existence and amounts of the required Insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 30 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of al least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

     8.6 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

     8.7. INDEMNITY. Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified. Lessor shall indemnify, protect, defend and hold harmless Lessee and it's members, officers, directors, shareholders and employees from and against any and all claims, damages, costs, liens, judgments, penalties, loss of permits, attorney's and consultant's fees, expenses and liabilities arising out of, involving, or dealing with: (i) the gross negligence or willful misconduct of Lessors or Lessor's employees or agents, and/or Lessor's breach of its express warranties set forth in this Lease, or (ii) Lessor's material default under any of its obligations under this Lease, following written notice and the expiration of any applicable cure period as provided in Paragraph 13.6(a) of the Lease. In case any action or proceeding shall be brought against Lessee by reason of any of the foregoing matters, Lessor upon notice from Lessee shall defend the same at Lessor's expense by counsel reasonably satisfactory to Lessee and Lessee shall cooperate with Lessor in such defense. However, the indemnification obligations of Lessor under this Paragraph 8.7 shall not apply or extend to any injury to or interference with Lessee's business or to Lessee's consequential damages.

     8.8 EXEMPTION OF LESSOR FROM LIABILITY. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire. steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor nor from the failure of Lessor to enforce the provisions of any other lease in the Project. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.   DAMAGE OR DESTRUCTION.

     9.1    DEFINITIONS.

            (a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 3 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month's Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

            (b) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 3 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month's Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

            (c) "INSURED LOSS" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

            (d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior., thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

            (e) "HAZARDOUS SUBSTANCE CONDITION" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

     9.2 PARTIAL DAMAGE - INSURED LOSS. If a Premises Partial Damage that is an insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alteration and Utility Installation) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost of repair of which $5,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

     9.3 PARTIAL DAMAGE. Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (i1) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

     9.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 6A 30 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

     9.5 DAMAGE NEAR END OF TERM. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor or Lessee may terminate this Lease (but Lessee's termination rights shall only apply if Lessee did not cause the damage) effective 60 thirty (30) days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises. then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (1) the date which is 10 days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, ;Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

     9.6    ABATEMENT OF RENT; LESSEE'S REMEDIES.

            (a) ABATEMENT. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

            (b) REMEDIES. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 00 60 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days hereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. "Commence" shall mean the beginning of the actual work on the Premises. Notwithstanding anything to the contrary contained in Article 9 of the Lease, within sixty (60) days after the date of any damage or destruction, Lessor shall notify Lessee of the estimated time, as reasonably estimated by licensed general contractor selected by Lessor, to complete the repairs and restoration of the Premises and whether the damage or destruction is an Insured Loss. If Lessor fails to so notify Lessee within such sixty (60) day period, Lessee may terminate this Lease effective as of the date of such damage or destruction by delivering written notice to Lessor of Lessee's termination election no later than ten (10) days from the expiration of such sixty (60) day period; provided, however, that should Lessee so elect to terminate the Lease then Lessor shall then have the right to advise Lessee of the information required to be given Lessee by the first sentence of this paragraph within five (5) days following Lessor's receipt of Lessee's termination notice, which shall thereby nullify Lessee's termination notice. If Lessor notifies Lessee that the estimated time to, complete the repairs or restoration will exceed two hundred ten (210) days from the date of such damage or destruction, Lessee may terminate this Lease effective as of the date of such damage or destruction by delivering written notice thereof to Lessor within ten
(10) days after receipt of Lessor's notice. If the Lease is not terminated as provided above, and the repairs and restoration are not substantially completed within two hundred ten (210) days after the date of damage or destruction, Lessee may deliver written notice to Lessor stating that if the repairs and restoration are not substantially completed within thirty (30) days thereafter, Lessee will terminate the Lease. If the repairs and restoration are not substantially completed within thirty (30) days after the Lessee delivers such notice to Lessor, Lessee may terminate the Lease effective as of the date of such damage or destruction by delivering written notice thereof to Lessor within ten (10) days after the expiration of such thirty (30) day period; if the repairs are substantially completed within such thirty (30) day period, Lessee shall not have the right to terminate the Lease.

     9.7 TERMINATION; ADVANCE PAYMENTS. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

     9.8 WAIVE STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.  REAL PROPERTY TAXES.

     10.1 DEFINITION. As used herein, the term "REAL PROPERTY TAXES" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project or any portion thereof or a change in the improvements thereon. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

     10.2 PAYMENT OF TAXES. Lessor shall pay the Real Property Taxes applicable to the Project, and except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

     10.3 ADDITIONAL IMPROVEMENTS. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirely of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee's request and paid for by Lessee (excluding Tenant Improvements paid for by Lessee utilizing the T.I, Allowance).

     10.4 JOINT ASSESSMENT. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed. such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheers or such other information as may be reasonably available. Lessor's reasonable determination thereof. In good faith, shall be conclusive.

     10.5 PERSONAL PROPERTY TAXES. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property. Lessee shall pay Lessor the taxes attributable to Lessee's property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2. If at any time in Lessor's sole judgment, Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the dumpster and/or an increase in the number of times per month that the dumpster is emptied, then Lessor may increase Lessee's Base Rent by an amount equal to such increased costs.

12.  ASSIGNMENT AND SUBLETTING.  See Paragraph 55 of Addendum No. 1.

     12.1   LESSOR'S CONSENT REQUIRED.

                 (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises (other than to an Affiliate) without Lessor's prior written consent. As used herein, the term "Affiliate" shall mean any successor by merger or consolidation with or acquisition of Lessee; anyone to whom substantially all of the Lessee's assets are transferred; anyone who owns or controls, is owned or controlled by, or is under common ownership or control with Lessee; a sale of stock in Lessee that results in Lessee becoming a publicly-traded company listed on a major national stock exchange; provided, however, no sublease or assignment to an Affiliate shall release the original Lessee named in this Lease from liability under this Lease. Lessee shall immediately notify Lessor of any such assignment, purchase, transfer, sublease, action or use, and of the name of the Affiliate, the portion of the Premises subject to the transaction, and the commencement and expiration dates (if applicable) of the transaction. For purposes of this Lease, "control" shall mean the possession, direct or indirect, of the tower to direct or cause the direction of the management and policies of voting securities, by contract or otherwise.

                 (b) A change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of more than fifty percent (50%) of the voting control of Lessee shall constitute a change in control for this purpose.

                 (c)     [DELETED]

                 (d) An assignment or subletting without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c)

                 (e) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

     12.2   TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

                 (a) Regardless of Lessor's consent, no assignment or subletting shall: (1) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

                 (b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

                 (c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

                 (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

                 (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,000 inclusive of attorneys' fees, as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

                 (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

                 (g) Lessor's consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

     12.3 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

                 (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in ail Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the, performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

                 (b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

                 (c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

                 (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

                 (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.  DEFAULT; BREACH; REMEDIES.

     13.1 DEFAULT; BREACH. A "DEFAULT" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A "BREACH" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

                 (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

                 (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee.

                 (c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts,
(iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vii) any document requested under Paragraph 41 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

                 (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph
2.9 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee's Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

                 (e) The occurrence of any of the following events: (1) the making of any general arrangement or assignment for the benefit of creditors;
(ii) becoming a "debtor" as defined in 11 U.S.C. g 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the came is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within

30 days; provided, however, in the event that any provision of this subparagraph
(e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

                 (f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false or misleading.

                 (g)     [DELETED]

     13.2 REMEDIES. If Lessee fails to perform any of its affirmative duties or obligations within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. In the vent of a Breach, Lessor may, with or without notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach;

                 (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (lit) of the immediately preceding sentence shall be computed by discounting such amount al the discount rata of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Breach of this lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained rough the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

                 (b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

                 (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

     13.3 INDUCEMENT RECAPTURE. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, ail of which concessions are hereinafter referred to as "Inducement Provisions", shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

     13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee other than once per calendar year, Lessee shall pay to Lessor a one-time late charge equal to 5% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

     13.5 INTEREST. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base
Rent) or within 30
days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The Interest ("Interest") charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus 4%, but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

     13.6   BREACH BY LESSOR.

                 (a) NOTICE OF BREACH. Lessor shall not be deemed in breach of this Lease unless Lessor tails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

                 (b)     [DELETED]

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession. whichever first occurs. If more than 10% of the floor area of the Unit, or more than 25% of Lessee's Reserved Parking Spaces, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminates by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.  BROKERAGE FEES.

     15.1 ADDITIONAL COMMISSION. In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee acquires from Lessor any rights to the Premises or other premises owned by Lessor and located within the Protect, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration A this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee it accordance with the schedule of the Brokers in effect at the time of the execution of this Lease.

     15.2 ASSUMPTION OF OBLIGATIONS. Any buyer or transferee of Lessor's interest in this Lease shall be deemed to have assumed Lessor's obligation hereunder, Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor fails to pay to Brokers an amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue interest. In addition, if Lessor fails to pay an amounts to Lessee's Broker when due, Lessee's Broker may send written notice to Lessor and Lessee of such (allure and if Lessor fails to pay such amount within 10 days after said notice, Lessee shall pay said movies to its Broker and offset such amounts against Rent. In addition, Lessee's Broker shall b. deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor's Broker for the limited purpose c collecting any brokerage fee owed.

     15.3 REPRESENTATIONS AND INDEMNITIES OF BROKER RELATIONSHIPS. Lessee and Lessor earth represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

16.  ESTOPPEL CERTIFICATES.

                 (a) Each Party (as "RESPONDING PARTY") shall within 10 days after written notice from the other Party (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "ESTOPPEL CERTIFICATE" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

                 (b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrances may rely upon the requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

                 (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and alt Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. DEFINITION OF LESSOR. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease. Lessor hall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor's interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6.2 above.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. DAYS. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20. LIMITATION ON LIABILITY. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. NO PRIOR OR OTHER AGREEMENTS; BROKER DISCLAIMER. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessee represents and warrants to Lessor that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease;

provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23.  NOTICES.

     23.1 NOTICE REQUIREMENTS. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by certified or registered mail, reputable overnight courier service or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises (Attn: Office Manager) shall constitute Lessee's address for notice. A copy of all notices to Lessor or to Lessee shall be concurrently transmitted to such party or parties at such addresses as either may from time to time hereafter designate in writing to the other. Lessee hereby designates the following address for courtesy copies of any notices intended for Lessee:
Viant Corporation, 89 South Street, Boston, MA 02111, Attn: Legal Department.

     23.2 DATE OF NOTICE. Any notice sent by registered or certified mall, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.  DISCLOSURES REGARDING THE NATURE OF A REAL ESTATE AGENCY RELATIONSHIP.

     (a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

                 (i) LESSOR'S AGENT. A Lessor's agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor's agent or subagent has the following affirmative obligations: TO THE LESSOR: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. TO THE LESSEE AND THE LESSOR: (a) Diligent exercise of reasonable skills and care in performance of the agent's duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

                 (ii) LESSEE'S AGENT. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for , Lessee has the following affirmative obligations. TO THE LESSEE: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. TO THE LESSEE AND THE LESSOR: (a) Diligent exercise of reasonable skills d care in performance of the agent's duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

                 (iii) AGENT REPRESENTING BOTH LESSOR AND LESSEE. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: (a) A fiduciary duty of utmost care integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. (b) Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or
(ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than the offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all; agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

     (b) Brokers have no responsibility with respect to any default or breach hereof by either Party the liability (including court costs and attorneys' fee), of any Broker with respect to any breach of duty, error or omission relating to this Lease shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each

Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

     (c) Buyer and Seller agree to identify to brokers as "Confidential" any communication or information given Brokers that is considered by such Party to be confidential.

26. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS; CONSTRUCTION OF AGREEMENT. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located. .

30. SUBORDINATION; ATTORNMENT; NON-DISTURBANCE. See Paragraph 58 of Addendum No. 1.

     30.1 SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "SECURITY DEVICE"), now or hereafter placed upon the Premises, to any and all advances made , on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "LENDER") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

     30.2 ATTORNMENT. In the event that lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing ail of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, tat the election of such new owner, this Lease shall automatically become a new Lease between Lessee and such new owner, upon all of the terms and conditions hereof, for the remainder of the term hereof, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume ail of Lessor's obligations hereunder, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

     30.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "NON-DISTURBANCE AGREEMENT") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee's ;option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

     30.4 SELF-EXECUTING. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. ATTORNEYS' FEES. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "PREVAILING PARTY" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse ail attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times, after reasonable advance notice to Lessee, for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary "FOR SALE" signs and Lessor may during the last 6 months of the term hereof place on the Premises any ordinary "FOR LEASE" signs. Lessee may at any time place on the Premises any ordinary "FOR SUBLEASE" sign.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. SIGNS. Except for ordinary "For Sublease" signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor's prior written consent. All signs must comply with all Applicable Requirements. See Paragraph 57 of Addendum No. 1.

35. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that lessor may elect to continue any one or all existing subtenancies. Lessor's failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. CONSENTS. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not beer unreasonably withheld or delayed Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' aid other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37.  [DELETED]

38. QUIET POSSESSION. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. OPTIONS. If Lessee is granted an option, as defined below, then the following provisions shall apply. wee Paragraph 63 of Addendum No. 1.

     39.1 DEFINITION. "OPTION" shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

     39.2 OPTIONS PERSONAL TO ORIGINAL LESSEE. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than laid original Lessee and only while the original Lessee is in full possession of the Premises and, !f requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

     39.3 MULTIPLE OPTIONS. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

     39.4   EFFECT OF DEFAULT ON OPTIONS.

            (a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the vent that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

            (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

            (c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Lessee 3 or more notices of separate Default during any 12 month period, whether or not the Defaults are cured, or f(iii) if Lessee commits a Breach of this Lease.

40. SECURITY MEASURES. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security, measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

41. RESERVATIONS. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and
(iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

42. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

43. AUTHORITY. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority.

44. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. OFFER. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the lime of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a-Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47. MULTIPLE PARTIES. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

48. WAIVER OF JURY TRIAL. The Parties hereby waive their respective rights to trial by jury in any action or proceeding involving the Property or arising out of this Agreement.

49. MEDIATION AND ARBITRATION OF DISPUTES. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease is is not attached to this Lease.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY

REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.   SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: _______________________________      Executed at: ______________________________
on: ________________________________________      on: _______________________________________

By LESSOR:                                        By LESSEE:
PAS TRUST                                         VIANT CORPORATION,
                                                  a Delaware corporation

By:          /s/ Pablo Nankin                     By:      /s/ Robert L. Gett
     ---------------------------------------          ---------------------------------------
Name Printed: PABLO NANKIN                        Name Printed: ROBERT L. GETT
              ------------------------------                    -----------------------------
Title:      Trustee                               Title:      CEO
       -------------------------------------             ------------------------------------

By:                                               By:          /s/ M. Dwayne Nesmith
    ----------------------------------------          ---------------------------------------
Name Printed:                                     Name Printed: M. DWAYNE NESMITH
              ------------------------------                    -----------------------------
Title:                                            Title:      CFO
       -------------------------------------             ------------------------------------
Address: 9025 Wilshire Boulevard, Suite 301,      Address: 89 South Street
         -----------------------------------               ----------------------------------
Beverly Hills, CA 90211                           Boston, MA 02111
--------------------------------------------      -------------------------------------------
                                                  ATTN:  Legal Department
                                                  -------------------------------------------

Telephone: (   )                                  Telephone: (617) 531-3718
           ---------------------------------                 --------------------------------
Facsimile: (   )                                  Facsimile: (   )
           ---------------------------------                ---------------------------------
Federal ID No.                                    Federal ID No.
               -----------------------------                     ----------------------------

                                   [EXHIBIT A]

                                    [DIAGRAM]

                                    EXHIBIT B

                            RULES AND REGULATIONS FOR
                      STANDARD INDUSTRIAL/COMMERCIAL LEASE

                                  GENERAL RULES

     1. Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

     2. Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety, reputation, or property of the Project and its occupants.

     3. Lessee shall not make or permit any noise or odors that annoy or interfere with other lessees or persons having business within the Project.

     4. Lessee shall not keep animals (other than "seeing-eye" dogs) or, birds within the Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

     5. Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

     8. Lessee shall not after any lock or install new or additional locks or bolls without providing a key to Lessor.

     7. Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.

     8. Lessee shall not deface the walls, partitions or other surfaces of the Premises or Project.

     9. Lessee shall not suffer or permit any thing in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Project.

     10. Furniture, significant freight and equipment shall be moved into or out of the building only with the, Lessors knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Lessor. Lessee shall be responsible for any damages to the Project arising from any such activity.

     11. Lessee shall not employ any service or contractor for services or work to be performed in the Building, except as reasonably approved by Lessor.

     12. Lessee shall return ail keys at the termination of its tenancy and shall be responsible for the coat of replacing any kayo that are lost

     13. Lessee shall not place or install any window coverings or treatments on the exterior windows of the Premises that will be visible from the exterior of the Premises, other than window coverings reasonably acceptable to Lessor,

     14. No Lessee, employee or invitee shall go upon the roof of the Building, except in connection with a proper purpose as contemplated by the Lease. Lessee shall not have the right to install an antenna or satellite dish on the roof of the building hosing the Premises, or in any other location at the Project.

     15. Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmental agencies as non-smoking areas.

     18. Lessee shall not use any method of heating or air-conditioning other than as provided by Lessor.

     17. The Premises shall not be used for lodging or manufacturing, cooking or food preparation, except for a microwave oven or hot plate intended for Lessee's employees and agents.

     18. Lessee shall comply with all safety; fire protection and evacuation regulations established by Lessor or any applicable governmental agency.

     19. Lessor reserves the right to waive any one of these rules or regulations, and/or as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Lessee.

     20. Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

     21. Lessor reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Project and its occupants. Lessee agrees to abide by these and such rules and regulations.

                                  PARKING RULES

     1. Parking areas shall be used only for parking by vehicles no longer or wider than full size passenger automobiles, herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles."

     2. Lessee shag not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

     3. Parking stickers or identification devices shall be the property of Lessor and be returned to Lessor by the holder thereof upon termination of the holders parking privileges. Lessee will pay such replacement charge as is reasonably established by Lessor for the loss of such devices.

     4. Lessor reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.

     5. Users of the parking area will obey ail posted signs and park only in the areas designated for vehicle parking.

     8. Unless otherwise instructed, every person using the parking area is required to park end lock his own vehicle. Lessor will not be responsible for any damage to vehicles, injury to. persons or loss of property, all of which risks are assumed by the party using the parking area.

     7. Validation, if established, will be permissible only by such method or methods as Lessor and/or its licensee may establish at rates generally applicable to visitor parking.

     8. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas la prohibited.

     9. Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws end agreements.

     10. Lessor reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

            Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

                                    EXHIBIT C

                    TENANT IMPROVEMENT CONSTRUCTION ADDENDUM

     1.     Approval Process For Plans.

            1.1. SPACE PLANNER AND PRELIMINARY PLAN APPROVAL. Lessee shall retain, at Lessee's sole cost (subject to Lessee's right to use the T.I. Allowance pursuant to Section 3.2 below), an architect/space planner and a mechanical engineer who are each familiar with the practices and procedures of the Culver City's Department of Building and Safety and reasonably acceptable to Lessor (the "Space Planner" and "Mechanical Engineer", respectively) to prepare detailed plans and specifications (the "Plans") for the "Tenant Improvements" (as such term is defined in Paragraph 3.1 below) to be constructed in the Premises, which shall include a layout and designation of all walls, windows, offices, rooms, restrooms and other partitioning, and location of computer and telephone rooms, heavy equipment, plumbing requirements, corridors and any specific use items required by Lessee, and architectural and engineering drawings for the Tenant Improvements in a form which is complete to allow a general. contractor and subcontractors to bid on the job and to obtain all applicable governmental permits. Lessor shall approve or reasonably disapprove of Lessee's proposed Space Planner and Mechanical Engineer within three (3) business days after Lessee's request therefor. The Plans shall include, without limitation, Lessee's finish schedule for interior decoration of the Premises including, without limitation, floor coverings or carpets, any special wall coverings, lighting or other fixtures, painting, finish hardware, detailed drawings of all shelving and cabinet work, locations of special electrical outlets, telephones, machinery, electrical equipment and plumbing fixtures. The architectural, engineering, mechanical and electrical drawings shall be in the form of final working drawings with details and dimensions for all work to be performed in the Premises (i.e. electrical, plumbing, HVAC, mechanical and fire/life-safety systems). Together with the Plans, Lessee shall deliver to Lessor such additional information regarding the Tenant Improvements as Lessor may reasonably request. Lessee shall not have the right to add additional usable square footage to the Premises beyond the existing usable square footage of the Premises without Lessor's prior written consent, to be given or withheld in Lessor's sole discretion. Notwithstanding anything to the, contrary contained in this Exhibit C, Lessee shall provide Lessor with such information as Lessor shall reasonably require to allow Lessor to proceed to complete Lessor's Shell and Core Work within the Premises no later than three (3) business days following Lessor's request from time to time, and Lessee's failure to do so shall be deemed Tenant Delay.

            1.2. LESSOR APPROVAL OF PLANS. Lessor shall approve or disapprove the Plans as soon as reasonably possible, but in no event later than five (5) business days following Lessor's receipt thereof. Lessor's approval of the Plans shall not be unreasonably withheld, conditioned or delayed. Lessor's disapproval of the Plans shall be effected by Lessor's delivery to the Space Planner, as soon as reasonably possible but in no event beyond such five (5) business day period, of a writing setting forth the reasonable basis for its disapproval. Within five (5) business days of the delivery by Lessor of its reasonable objections, the Space Planner shall cause the Plans to be modified and delivered to Lessor. Lessor shall then approve or disapprove such modified Plans in the same manner as set forth above as soon as reasonably possible, but in no event later than five (5) business days from Lessor's receipt thereof. This procedure shall be followed until all reasonable objections of Lessor have been resolved and Lessor has approved the Plans. Lessee's and Lessor's approval of the Plans shall be evidenced by their initialing and dating each page thereof. Lessor's review of the Plans as set forth in this Paragraph 1 shall be for Lessor's sole purpose and shall not obligate Lessor to review the same for quality, design, fitness for Lessee's intended use of the Premises, compliance with applicable law or other like matters. The Plans as approved by Lessor shall be referred to herein as the "Final Plans." All costs of preparation of and revisions to the Plans and any Final Plans shall be borne by Lessee, subject to the provisions of Paragraph 3.1 below.

            1.3. PLAN CHECK. Upon Lessor's approval of the Final Plans, the Space Planner shall submit the Final Plans to the applicable department of Culver City (the "City") for necessary plan checks and approvals as required by applicable law. The Space Planner shall provide Lessor with reasonable advance notice of all its meetings with City personnel, so as to provide Lessor reasonable opportunity to have a representative accompany the Space Planner to such meetings, as Lessor may desire, for purposes of allowing Lessor input on matters affecting the Industrial Center. Any and all plan check corrections shall be made by the Space Planner, subject to Lessor's approval, within five
(5) business days following receipt of such corrections from the City.

            1.4. TIMELY PERFORMANCE. Lessee shall cause any plans, specifications, drawings, schedules and documents to be provided by the Space Planner under this Paragraph 1 to be prepared promptly and delivered to Lessor. Lessee agrees that all communications with Lessor's architect will be through Lessor or Lessor's designated representative, so long as any delay in communications caused by Lessor is not considered a Tenant Delay. Should Lessee or its employees or agents violate the foregoing prohibition by communicating directly with Lessor's architect, Lessee shall either pay to Lessor or directly to Lessor's architect (at Lessor's option) Lessor's architect's charges for its direct communications with Lessee or Lessee's employees or agents.

            1.5. EXCULPATION. Notwithstanding Lessor's or Lessor's agents involvement in the preparation of any Plans, and Lessor's approval of the Final Plans, Lessor shall not have any liability in connection with any errors or omissions in such Plans, including the Final Plants.

            1.6 CHANGE ORDERS. Notwithstanding anything to the contrary contained herein, Lessor shall, within five (5) business days after its receipt from Lessee of a change order to the Final Plans ("Change Order"), either: (i) approve the Change Order, or (ii) disapprove the Change Order based on the approval criteria set forth in Paragraph 1.2 above. Lessor's failure to timely respond to Lessee within such five (5) business day period shall be deemed as Lessor's approval of the Change Order. Any incremental Tenant Improvement costs resulting from the Change Order shall be borne by Lessee (subject to reimbursement out of the T.I. Allowance), and any delay in the Substantial Completion of Lessor's or Lessee's respective obligations set forth in this Exhibit resulting from the Change Order shall not serve to delay the date that the Commencement Date would have otherwise occurred.

     2.     SELECTION OF CONTRACTOR.

            2.1. LESSEE'S SELECTION. Lessee shall have the right to select the general contractor of its choice to construct Tenant Improvements, so long as such general contractor is a licensed contractor reasonably acceptable to Lessor with a minimum of five (5) years experience in tenant improvement construction in commercial office buildings and in conversions of warehouse space to office space, and such contractor is familiar with the practices and procedures of Culver City's Department of Building and Safety. Lessor shall approve or reasonably disapprove Lessee's choice of contractor within seven (7) business days after Lessee's request therefor.

            2.2. LESSEE'S CONTRACTOR. The qualified contractor selected by Lessee ("Lessee's Contractor") shall enter into a written contract with Lessee for the construction of the Tenant Improvements. Lessor shall have the right to review and reasonably approve in advance in writing the form and content of such contract between Lessee and Lessee's Contractor, and specifically the warranty, indemnity, insurance, pricing and payment provisions of such contract. Lessor shall approve or reasonably disapprove Lessee's construction contract within seven (7) business days after Lessee's request therefore.

            2.3. CONSTRUCTION STANDARDS. Lessee's Contractor shall obtain all necessary permits for and construct the Tenant Improvements in strict accordance with all applicable codes, ordinances, regulations, laws and the Final Plans. The Tenant Improvements shall be constructed and completed lien-free and in a diligent and workmanlike manner. As a condition to Lessee's Contractor's commencement of work, Lessor shall receive from Lessee's Contractor a certificate of insurance that names Lessor as an additional insured, from an insurer meeting the requirements of Paragraph 8 of the Lease, and evidencing liability, property damage and "course of construction" coverages reasonably acceptable to Lessor, plus statutorily-required workers compensation insurance as being in force through the anticipated completion date of the Tenant Improvements, and providing that Lessor will receive at least thirty (30) days written notice of any amendments to or cancellation of such coverage. Lessee's Contractor shall warrant to Lessee and for the benefit of Lessor that the tenant improvements shall be free from any defects in workmanship and materials for a period of one (1) year from the date of completion of the Tenant Improvements. Lessee's Contractor shall coordinate its work with Lessor, and adhere to such reasonable construction-related rules and procedures as Lessor may now or in the future reasonably promulgate. Lessee shall permit Lessor or Lessor's representatives to observe the on-going construction within the Premises to insure compliance with Lessee's obligations under the Lease and this Exhibit C. Promptly following the completion of the Tenant Improvements, Lessee shall obtain from Lessee's Contractor and deliver to Lessor "as-built" or a record set (containing corrections made at the site) of plans for the Tenant Improvements in form reasonably acceptable to Lessor.

     3.     TENANT IMPROVEMENT ALLOWANCE.

            3.1. ALLOWANCE AMOUNT. Lessor hereby grants to Lessee a "tenant improvement allowance" (the "T.I. Allowance") in an amount not to exceed: One Million Five Hundred Thousand Dollars ($1,500,000.00); The T,.I. Allowance shall be used by Lessee only for: (i) costs of construction of improvements that are affixed to the Premises and are included in the Final Plans (the "Tenant Improvements"); and (ii), Lessee's out-of-pocket fees and costs incurred in connection with architectural, engineering and space planning services pertaining to the Final Plans, and for governmental permits and telephone/computer/data cabling, provided, however, that not more than Five Dollars ($5) per square foot of the Premises may be utilized for the costs described in this clause (ii). Lessee shall not be entitled to receive or apply any portion of the T.I. Allowance for any other purpose, including without limitation for the purchase of moveable furniture or equipment, nor for moving expenses, nor for the payment of rent due under the Lease. The T.I. Allowance shall be disbursed by Lessor in accordance with Paragraph 3.2 below.

            3.2. PAYMENT. Provided that Lessee is not then in Default or Breach under the Lease, the T.I. Allowance, or such lesser amount as may be necessary to reimburse Lessee for its Tenant Improvement costs, shall be paid by Lessor to Lessee in monthly installments, as follows: Each monthly installment shall be paid within thirty (30) days following Lessee's delivery to Lessor of: (i) a written statement from the Space Planner and Lessee of the percentage of completion (on a line-item basis) of the Tenant Improvements have been installed at the Premises to Lessee's satisfaction;. (ii) copies of all invoices from Lessee's Contractor, all subcontractors and all other suppliers of labor and material to the Tenant Improvements, whether or not being paid for out of the T.I. Allowance, pertaining to the work . performed to date; (iii) copies of all applicable governmental permits, approvals and signed-off inspection cards, for work completed for which payment is being sought; (iv) ink-executed mechanic's lien releases in compliance with the applicable provisions of California Civil Code . Section 3262(d) from Lessee's Contractor and all other suppliers of labor and material to the Tenant Improvements having mechanics lien rights, or other reasonable documentary evidence satisfactory to Lessor that neither Lessee's Contractor nor any subcontractor, laborer or materialman has filed or threatened to file a mechanic's lien against the Premises or Industrial Center, pertaining to the work performed to date; and (v) such other information and documentation pertaining to the Tenant Improvements as Lessor or Lessor's lender may reasonably request. The final installment shall be equal to the balance of the T.I. Allowance, and shall be paid promptly following Lessee's delivery to Lessor of: (i) a written statement from the Space Planner and Lessee that all of the Tenant Improvements have been completed to their respective satisfaction; (ii) copies of all invoices from Lessee's Contractor, all subcontractors and all other suppliers of labor and material to the Tenant Improvements, whether or not being paid for out of the T.I. Allowance; (iii) copies of all applicable governmental permits, approvals and signed-off inspection cards, including without limitation a temporary certificate of occupancy for the Premises issued by the City; (iv) ink-executed mechanic's lien releases in compliance with CALIFORNIA CIVIL CODE Section 3262(d) (3) or 3262(d) (4) from Lessee's Contractor and all other suppliers of labor and material to the Tenant Improvements having mechanics lien rights, or other reasonable documentary evidence satisfactory to Lessor that neither Lessee's Contractor nor any subcontractor, laborer or materialman has filed or threatened to file a mechanic's lien against the Premises or Industrial Center; and (v) such other information and documentation pertaining to the Tenant Improvements as Lessor or Lessor's lender may reasonably request. Notwithstanding the foregoing, however, should the estimated total cost of the Tenant Improvements exceed the. total T.I. Allowance, Lessee shall make arrangements reasonably satisfactory to Lessor to assure payment by Lessee to Lessee's Contractor and all other parties engaged by Lessee of the excess portion, and the amount of each T.I. Allowance disbursement payment pursuant to this Paragraph 3.2 shall equal the amount determined for payment per the previous sentences multiplied by a fraction, the numerator of which shall be the total T.I. Allowance and the denominator of which shall be the estimated total cost of the Tenant Improvements (as such estimated total cost may be modified from time to time by change, orders). Further notwithstanding the foregoing, should Lessee initially elect to construct improvements to allow it to take occupancy of less than the entire Premises, Lessor shall only fund a pro rata share of the T.I. Allowance, with the balance funded at such time as the balance of the Premises are improved for Lessee's occupancy. By way of example only, should Lessee initially elect to improve only 75 % of the Premises for its occupancy, Lessor shall only be obligated to fund 75 % of the T.I. Allowance (with such 75 % portion being funded in monthly installments as provided in the first three sentences of this Paragraph 3.2); at such time as Lessee improves the balance of the Premises for its occupancy, Lessor shall fund the balance of the T.I. Allowance (in monthly installments as provided in the first three sentences of this Paragraph 3.2).

            3.3. SHELL AND CORE WORK. Notwithstanding anything to the contrary contained in this EXHIBIT C, Lessor at Lessor's expense shall use commercially reasonable best efforts to cause the "Substantial Completion" (as such term is defined in Paragraph 5.1 below) of the various components of the work ("Shell and Core Work") set forth in SCHEDULE 3.3 attached hereto and incorporated by this reference in the Premises by the various dates set forth in SCHEDULE 3.3, subject to extension due to "Events of Force Majeure" and "Tenant Delay" (as such terms are defined in Paragraphs 5.2 and 5.3, respectively, below); provided, however, that Lessor shall have no liability to Lessee, nor shall the scheduled Commencement Date of November 1, 2000 be postponed or delayed, if Lessor is unable for any reason to cause the Substantial Completion of any aspect of the Shell and Core Work by the particular date indicated in SCHEDULE 3.3, so long as there is Substantial Completion of each aspect of the Shell and Core Work by November 1, 2000. , Should there not be Substantial Completion of all Shell and Core Work by November 1, 2000 and Lessee has not taken occupancy of any portion of the Premises for the conduct of its business by then, then the Commencement Date shall be postponed until such time as there is Substantial Completion of all the Shell and Core Work (or any earlier date that Lessee has taken occupancy of any portion of the Premises for the conduct of its business), unless the reason for the delay is due to Tenant Delay (in which event the-Commencement Date shall occur on the date that there would have been Substantial Completion of the Shell and Core Work but for the Tenant Delay):

     4. CONSTRUCTION BY LESSEE'S CONTRACTOR. Except as otherwise provided in the Lease or this EXHIBIT C, Lessor shall not have any responsibility or obligations whatsoever for the design or construction of any of the Tenant Improvements or for the timeliness in completion of the Tenant Improvements, including deficiencies in the quality or adequacy of the labor or material constructed in the Premises. Except as otherwise provided herein, Lessee understands and acknowledges that the occurrence of the Commencement Date of the Original Term is not contingent on the completion of the Tenant Improvements by Lessee's Contractor.

     5.     CERTAIN DEFINITIONS.

            5.1. SUBSTANTIAL COMPLETION. The date of "Substantial Completion" of the Shell and Core Work shall be the date that Lessor has substantially completed Lessor's work described in Paragraph 3.3 above, exclusive of any Tenant Improvements or other work performed by or on behalf of Lessee, and minor "punch list" items of work and adjustment of Shell and Core Work that can be completed in the following thirty
(30) day period without, in Lessor's reasonable judgment, causing substantial interference with the construction of Lessee's desired Tenant Improvements.

            5.2. EVENTS OF FORCE MAJEURE. "Events of Force Majeure" shall mean any acts of God, government or other force beyond the reasonable control of the parties, whether caused by weather, labor disputes (to the extent the labor dispute results in a "lock out" of the construction site), governmental actions or inactions (other than in the normal permitting process), civil commotions, fire, water, earthquake or other casualty or delay of third parties not under the control of the parties, whereby the effect of such event results in a party being prevented from substantially performing during such event and any reasonable period of time following such event where performance continues to be substantially hindered or impaired by continuing adverse conditions. For example, a three (3) day rain deluge may, result in several additional days of delay as Lessor recovers from the effects of the deluge, except that Lessor shall make commercially reasonable efforts to minimize any additional delays.

            5.3. TENANT DELAY. The term "Tenant Delay" means Lessee's failure to furnish the information and/or assistance as and when required of Lessee pursuant to the Lease, this EXHIBIT C, or the Addendum, and including without limitation Lessee's failure to render Lessee's approval or disapproval, or Lessee's or Lessee's agents failure to make submissions to Lessor, within the time limits specified in this EXHIBIT C; or Lessee's changes in Plans and/or Final Plans following approval by Lessor and Lessee of the foregoing; or Lessee's interference with the construction process; or delays caused by Lessee's agents, including without limitation Lessee's contractors and subcontractors; or delays resulting from building code .requirements due to any special requirements of Lessee and/or the requirement for material or labor that is not readily available, if Lessee fails to make alternative arrangements to comply with such requirements or select other material or labor that is readily available within three (3) business days following Lessor's notice. Any incremental costs to Lessor associated with any Tenant Delay will be passed on to and shall be borne solely by Lessee. Notwithstanding the foregoing, no Tenant Delay shall be deemed to have occurred unless and until Lessor has provided written notice to Lessee specifying the action or inaction that Lessor contends constitutes Tenant Delay. If such action or inaction is not cured within one (1) business day after receipt of such notice, then a Tenant Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date such notice is received or deemed received and continuing for the number of business days the completion of Lessor's Shell and Core Work was in fact delayed as a direct result of such action or inaction.

            5.4. DELAY IN COMMENCEMENT DATE. Notwithstanding anything to the contrary contained in this Lease, the Commencement Date shall be delayed by one
(1) business day for each business day of delay in the Substantial Completion of the Tenant Improvements caused by "Landlord Delay" (as such term is defined below), including without limitation delays in the Substantial Completion of the Tenant Improvements caused by Lessor's failure to substantially complete its Shell and Core Work by the deadlines set forth in .Sections 3.3 for reasons other than Tenant Delay and Events of Force Majeure. No Landlord Delay shall be deemed to have occurred unless and until Lessee has provided written notice to Lessor specifying the action or inaction that Lessee contends constitutes Landlord Delay. If such action or inaction is not cured within one (1) business day after receipt of such notice, then a Landlord Delay, as set forth in the notice, shall be deemed to have occurred commencing as of the date such notice is received or deemed received by Lessor and continuing for the number of days the Substantial Completion of the Premises was in fact delayed as a direct result of such Landlord Delay. The term."Landlord Delay" shall mean any delay in the completion of the Tenant Improvements which is due to any wrongful or negligent act or omission of Lessor or Lessor's agents or contractors (excluding acts or omissions while acting as agent for Lessee). The term Landlord Delay shall also include, to the extent the completion of the Tenant Improvements is delayed as a result thereof: (1) Lessor's delay in responding to Lessee's requests for authorizations or approvals beyond the time periods required in this Exhibit C; (2) delay attributable to the wrongful or negligent acts or failures to act of Lessor or Lessor's agents or contractors;
(3) delay attributable to the wrongful or negligent interference of Lessor or Lessor's agents or contractors with the completion of the Tenant Improvements, or the wrongful or negligent failure or refusal of Lessor or Lessor's agents or contractors to permit Lessee or Lessee's agents or contractors access to and use of 'the Building or any Building facilities or services; (4) delay attributable to Lessor giving Lessee incorrect or incomplete building requirements or base building plans, or revisions made to such building requirements or base building plans subsequent to the delivery of such items to Lessee; and (5) delay attributable to Lessor's delay, in violation of the terms of this Exhibit _C, in administering and paying when due the T.I. Allowance.

            5.5. MISCELLANEOUS. During the period of construction of the Tenant Improvements prior to the Commencement Date, Lessee and Lessee's contractors, subcontractors and materialmen shall be charged for all electrical and water charges in connection with the construction of the Tenant Improvements.

            5.6. Presence of Hazardous Materials. In the event that during the installation of the Tenant Improvements the Premises are determined to contain Hazardous Materials (including without limitation asbestos) not brought onto the Premises by Lessee or Lessee's employees, agents or contractors, then Lessor at Lessor's sole cost and expense shall remove, encapsulate, contain or otherwise dispose of such Hazardous Materials in accordance with Applicable Requirements.

                                  SCHEDULE 3.3

                               SHELL AND CORE WORK

Lessor shall complete the following work as part of the Core and Shell renovation:

GENERAL

All dry rot and termite damage to be repaired (now complete).
All wood elements within the Premises to be sandblasted (now complete). Access to the Premises to be compliant with all applicable laws including ADA
       (but excluding, bathrooms in the Premises, which shall be at Lessee's expense) by the Commencement Date, subject to postponement due to Tenant Delay and Events of Force Majeure.
Exterior security lighting in the parking areas by the Commencement Date, subject to postponement due to Tenant Delay and Events of Force Majeure.
Landscaping by the Commencement Date, subject to postponement due to Tenant
       Delay and Events of Force Majeure.
Parking areas paved and striped by the Commencement Date, subject to postponement due to Tenant Delay and Events of Force Majeure.
Lessee to be responsible for security within the Premises.

FLOOR SLAB

Concrete floor to be filled and/or grinded in damaged areas by August 1, 2000, subject to postponement due to Tenant Delay and Events of Force Majeure.

INTERIOR WALLS

"AS-IS", except that any holes in the demising wall separating the 3562 Eastham
       Drive portion of the Premises from the 3582 Eastham Drive portion of the Premises shall be filled and smoothed by September 1, 2000, subject to postponement due to Tenant Delay and Events of Force Majeure.

ROOF STRUCTURE

Structure to be seismically upgraded to meet (presently Applicable Requirements
       (now complete).
Panelized sheathing system using plywood as required (now complete).
Install a new exterior roof on the Building having at least a ten (10) year materials warranty. (and Lessee understands that the warranty will be voided (in which event Lessee shall be . responsible for repair and replacement costs) in the event of any modification or penetrations to the roof by Lessee following its installation) by August 1, 2000, subject to postponement due to Tenant Delay and Events of Force
       Majeure.

INSULATION

R-19 insulation by August 1, 2000, subject to postponement due to Tenant Delay and Events of Force Majeure.

SHEET METAL

Draft on curtains or stops as required, by August 1, 2000, subject -to postponement due to Tenant Delay and Events of Force Majeure.
Hatch and ladder, if required by present Applicable Requirements, by August 1, 2000, subject to postponement due to Tenant Delay and Events of Force Majeure.

UTILITY PLATFORMS

Platformsand enclosures as required for the installation of all building systems including HVAC and electrical equipment by September 1, 2000, subject to postponement due to Tenant Delay and Events of Force Majeure.

ROOF DRAINS

Interior cast iron piped roof drains to exterior by September 1, 2000, subject to postponement due to Tenant Delay and Events of Force Majeure. Exterior roof and overflow drains by September 1, 2000, subject to postponement due to Tenant Delay and Events of Force Majeure.

H.V.A.C.

1. Lessor to bear the cost of purchasing and placing (but not connecting to power, water or otherwise installing) on the rooftop of the Building air conditioning units to service the Premises, having a maximum capacity of one hundred twenty-six (126) tons in the aggregate, no later than sixty (60) calendar days following Lessee's execution of the ease, subject to postponement due to Tenant Delay and Events of Force Majeure. Lessee at Lessee's expense shall be responsible for the purchase and installation of any additional air conditioning units desired or required by Lessee in excess of one hundred twenty-six (126) tons, and also the purchase and installation of all, HVAC ductwork and distribution within the Premises, the electrical connections to the subpanel, condensate drains, low voltage conduits, and any necessary HVAC plenum supply and return deemed necessary by Lessee, with the cost of the foregoing being borne by Lessee subject to reimbursement out of the T.I. Allowance, and such work not being deemed part of Lessor's Shell and Core Work.

LIFE SAFETY/ FIRE SPRINKLER SYSTEM (applicable only to unoccupied space that has not been improved with Tenant Improvements)

1. Cause the life safety systems of the Premises, including the fire sprinkler system, to be in compliance with present Applicable Laws, A later than sixty (60) days following the full execution and delivery of the Lease, subject to postponement due to Tenant Delay and Events of Force Majeure; adjustments of the fire sprinkler system to satisfy building code requirements that are affected by the design of Lessee's Tenant Improvements shall be Lessee's responsibility;

2. Main floor shut-off valves, alarms, primary loop piping, distribution piping and heads installed with deflectors at roof structure, no later than sixty (60) days following the full execution and delivery of the Lease, subject to postponement due to Tenant Delay and Events of Force Majeure.

PLUMBING/ ELECTRICAL

1. Cause electricity, water and sewer connections' brought to the Premises and available for hook-up (but Lessee and not Lessor shall be responsible for electricity, water and sewer distribution within the Premises, and such shall not be deemed part of Lessor's Shell and Core Work), by approximately September 1, 2000, subject to postponement due to Tenant Delay and Events of Force Majeure (but temporary power will be available to Lessee). [The construction of rest rooms within the Premises, including the distribution of electricity, water and sewer therein, shall be deemed a part of the Tenant Improvements, to be paid for by Lessee subject to reimbursement out of the T.I. Allowance. ] The electrical service for Lessee will consist of one 1,000 amp switchboard and main distribution panel; provided, however, that if the local electrical utility company is agreeable to providing at least 2,900 amps to the Project, then Lessee shall be entitled to one 1,600 amp switchboard and main distribution panel. Lessee at Lessee's expense shall be responsible for the purchase and installation of step down transformers, and such shall not be deemed part of Lessor's Shell and Core Work.